UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2009

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-3.1

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          Effective April 7, 2009, the Board of Directors of The Greenbrier Companies, Inc. (the “Company”) approved an amendment to Article II, Section 9 and Article III, Section 6 of the Company’s Amended and Restated Bylaws.
          The amendment to Article II, Section 9 and Article III, Section 6 of the Company’s Amended and Restated Bylaws extends certain requirements of Article II, Section 9(c) to special meetings of the shareholders and to shareholder action taken by written consent, and requires shareholders’ disclosure of their interest in the Company to include derivative instruments.
          The amendment to the Amended and Restated Bylaws of the Company is effective as of April 7, 2009. The foregoing description of the amendment to the Company’s bylaws is not complete and is qualified in its entirety by reference to the text of the amendment to the bylaws of the Company attached as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Bylaws of the Company

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: April 13, 2009	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum,
Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)